================================================================================


                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                              ------------------



                                  FORM 8-K/A



                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of Earliest Event Reported):  December 31, 1999



                    SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.
            (Exact Name of Registrant as Specified in its Charter)


Cayman Islands                    0-29788                          N/A
(State or Other                 (Commission                    (IRS Employer
Jurisdiction of                 File Number)                 Identification No.)
Incorporation)



     Grand Pavilion Commercial Centre, 802 West Bay Road             N/A
       George Town, Grand Cayman, Cayman Islands, BWI             (Zip Code)
         (Address of Principal Executive Offices)


      Registrant's telephone number, including area code:  (345) 949-2800


       (Former Name or Former Address, if Changed Since Last Report)


================================================================================

ITEM 2.  Acquisition or Disposition of Assets.

On December 31, 1999 Scottish Annuity & Life Holdings, Ltd. ("Scottish Holdings") acquired all of the outstanding shares of The Scottish Annuity Company (Cayman) Ltd. ("Scottish Annuity") from Scottish Holdings Ltd. ("SHL") for $ 11,601,464 in cash. The purchase price, though negotiated between related parties, was assessed for fairness by an independent party.

The purchase price consisted of $10,500,000 for the fair value of the in-force variable annuity contracts, and $1,101,464 for the fair value of the net current assets of Scottish Annuity. The purchase price is subject to adjustment based on the audited values of the net current assets acquired as of December 31, 1999. The fair value of the variable annuity contracts was determined using a discounted cash flow analysis of the expected fee revenue less expenses expected to be generated from the variable annuity business. The fee revenue was based on estimated separate account assets as of December 31, 1999, and then factoring in expected asset growth, as well as estimated surrenders. The fee revenue was then discounted to determine the value of the in-force business.

The unaudited fair values of the net assets acquired as of December 31, 1999 were (in thousands):

Segregated assets                   $ 256,275
Fees receivable                           862
Cash & cash equivilants                   254
Other assets                                4
Segregated liabilites                (256,275)
Other liabilities                         (18)
                                    ---------
                                    $   1,102
                                    =========

Scottish Annuity is a Cayman Islands company licensed with the Cayman Islands Monetary Authority. It writes variable annuity business targeted at high net worth US individuals.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Historical Financial Statements:

     (i)    Report of Independent Auditors.................................  F-4
     (ii)   Audited Balance Sheets as of December 31, 1998
            and 1997.......................................................  F-5
     (iii)  Audited Statements of Operations for the years ended
            December 31, 1998 and 1997.....................................  F-6
     (iv)   Audited Statements of Shareholder's Equity for the years
            ended December 31, 1998 and 1997...............................  F-7
     (v)    Audited Statements of Cash Flows for the years ended
            December 31, 1998 and 1997.....................................  F-8
     (vi)   Audited Notes to the Financial Statements......................  F-9
     (vii)  Unaudited Balance Sheet as of September 30, 1999............... F-14
     (viii) Unaudited Statements of Operations for the nine months ended September 30, 1999 and 1998.............................. F-15
     (ix)   Unaudited Statements of Cash Flows for the nine
            months ended September 30, 1999 and 1998....................... F-16

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits (cont'd)
(a)  Historical Financial Statements (cont'd):

     (x) Scottish Annuity & Life Holdings, Ltd., Audited Consolidated Financial Statements for the period from May 12, 1998 (date of incorporation) to December 31, 1998 (incorporated by reference to Item 14(A)(1) of Scottish Annuity & Life Holdings, Ltd.'s annual report on Form 10K for the fiscal year ended December 31, 1998.)

(b)  Pro Forma Financial Information:

     (i)    Unaudited Pro Forma Combined Condensed Balance
            Sheet for Scottish Annuity & Life Holdings, Ltd. as of
            September 30, 1999............................................. F-18
     (ii)   Unaudited Pro Forma Combined Condensed Statement
            of Operations for the Period from May 12, 1998 (Date of
            Incorporation) to December 31, 1998............................ F-19
     (iii)  Unaudited Pro Forma Combined Condensed Statement
            of Operations for the Nine Months Ended September 30, 1999..... F-20
     (iv)   Notes to the Unaudited Pro Forma Combined Condensed
            Financial Statements........................................... F-21

(c)  Exhibits:

          Exhibit
          Number       Exhibit
          -------      -------
          10.1         Share Purchase Agreement by and between Scottish Annuity
                       & Life Holdings, Ltd. and Scottish Holdings, Ltd. dated as of December 31, 1999 (Incorporated by reference to Current Report on Form 8-K filed on January 18, 2000)
          23.1         Consent of Ernst & Young, Grand Cayman
          23.2         Consent of Ernst & Young, Grand Cayman


                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.


                                By: /s/ BRUCE CROZIER
                                   -------------------------------------
                                   Bruce Crozier
                                   Senior Vice President and
                                   Chief Financial Officer

Dated: March 20, 2000

                               INDEX TO EXHIBITS

          Exhibit
          Number       Exhibit
          -------      -------
          10.1         Share Purchase Agreement by and between Scottish Annuity
                       & Life Holdings, Ltd. and Scottish Holdings, Ltd. dated as of December 31, 1999 (Incorporated by reference to Current Report on Form 8-K filed on January 18, 2000)
          23.1         Consent of Ernst & Young, Grand Cayman
          23.2         Consent of Ernst & Young, Grand Cayman

                        Report of Independent Auditors


To the Shareholder and Board of Directors
The Scottish Annuity Company (Cayman) Ltd.


We have audited the accompanying balance sheets of The Scottish Annuity Company (Cayman) Ltd. (the "Company") as of December 31, 1998 and 1997, and the related statements of operations, shareholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of The Scottish Annuity Company (Cayman) Ltd. at December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



March 26, 1999

                                                       /s/ ERNST & YOUNG

                  The Scottish Annuity Company (Cayman) Ltd.

                                Balance Sheets
                       (Stated in United States Dollars)


                                                                    December 31
                                                              1998               1997
                                                      --------------------------------------
Assets
Cash and cash equivalents                                    $    638,764       $  1,431,886
Investment, at fair value
 (cost: $22,007,307; 1997: $22,007,307)                        29,916,307         24,525,921
Segregated account fees receivable                                713,925            498,144
Other assets                                                      354,905             82,075
Segregated account assets                                     180,627,929        143,728,432
                                                      --------------------------------------
Total assets                                                 $212,251,830       $170,266,458
                                                      ======================================

Liabilities and shareholder's equity
Liabilities:
Accounts payable and accrued liabilities                     $    145,344       $    181,949
Segregated account liabilities                                180,627,929        143,728,432
                                                      --------------------------------------
Total liabilities                                             180,773,273        143,910,381

Shareholder's equity:
Share capital                                                     250,000            250,000
Additional paid in capital                                     23,591,345         23,591,345
Retained earnings                                               7,637,212          2,514,732
                                                      --------------------------------------
Total shareholder's equity                                     31,478,557         26,356,077
                                                      --------------------------------------
Total liabilities and shareholder's equity                   $212,251,830       $170,266,458
                                                      ======================================


See accompanying notes.

                  The Scottish Annuity Company (Cayman) Ltd.

                           Statements of Operations
                       (Stated in United States Dollars)

                                                              Year ended December 31
                                                              1998               1997
                                                      --------------------------------------
Income
 Segregated account fees                                      $ 1,291,521        $   928,715
 Investment income                                              5,402,569          1,351,226
 Other income                                                      49,785             73,914
                                                      --------------------------------------
                                                                6,743,875          2,353,855

Expenses
 Professional fees                                                376,938            442,158
 Administration fee                                               209,886                  -
 Salaries and benefits                                            190,336            146,005
 Travel and promotion expenses                                    183,395            287,958
 Other operating expenses                                         160,840            193,984
                                                      --------------------------------------
                                                                1,121,395          1,070,105
                                                      --------------------------------------
Net Income                                                    $ 5,622,480        $ 1,283,750
                                                      ======================================


See accompanying notes.

                  The Scottish Annuity Company (Cayman) Ltd.

                      Statements of Shareholder's Equity
                       (Stated in United States Dollars)

                    Years ended December 31, 1998 and 1997


                            Number of          Share         Additional         Retained
                             Shares           Capital      paid in capital      Earnings           Total
                       --------------------------------------------------------------------------------------
Balance at
   December 31, 1996             250,000         $250,000      $ 2,258,013       $1,230,982       $ 3,738,995

Capital contribution                   -                -       21,333,332                -        21,333,332
Net income                             -                -                -        1,283,750         1,283,750
                       --------------------------------------------------------------------------------------
Balance at
   December 31, 1997             250,000          250,000       23,591,345        2,514,732        26,356,077

Dividends                              -                -                -         (500,000)         (500,000)
Capital contribution                   -                -                -                -                 -
Net income                             -                -                -        5,622,480         5,622,480
                       --------------------------------------------------------------------------------------
Balance at
   December 31, 1998             250,000         $250,000      $23,591,345       $7,637,212       $31,478,557
                       ======================================================================================

See accompanying notes.

                  The Scottish Annuity Company (Cayman) Ltd.

                           Statements of Cash Flows
                       (Stated in United States Dollars)


                                                               Year ended December 31
                                                               1998                1997
                                                      ---------------------------------------
Operating activities
Net income                                                    $ 5,622,480         $ 1,283,750
Adjustments to reconcile net income to net cash
  used in operating activities
  Movements in assets and liabilities:
   Appreciation on investment                                  (5,390,386)         (1,351,226)
   Segregated account fees receivable                            (215,781)           (199,339)
   Other assets                                                  (272,830)            (23,135)
   Accounts payable and accrued liabilities                       (36,605)            123,183
                                                      ---------------------------------------
Net cash used in operating activities                            (293,122)           (166,767)

Financing activities
Distribution to shareholders                                     (500,000)                  -
Additional paid in capital                                              -           1,333,332
                                                      ---------------------------------------
Net cash (used in) provided by financing activities              (500,000)          1,333,332
                                                      ---------------------------------------


Net (decrease) increase in cash and cash equivalents             (793,122)          1,166,565
Cash and cash equivalents at the beginning of the year          1,431,886             265,321
                                                      ---------------------------------------
Cash and cash equivalents at the end of the year              $   638,764         $ 1,431,886
                                                      =======================================

                                                                             F-8
See accompanying notes.

                  The Scottish Annuity Company (Cayman) Ltd.

                         Notes to Financial Statements

                               December 31, 1998

1.  Organization

The Scottish Annuity Company (Cayman) Ltd., (the "Company"), is a wholly owned subsidiary of Scottish Holdings Ltd. (a Cayman Islands Corporation) (the "Parent"). The Company operates as a life insurance company and engages in writing deferred variable annuities with a fixed annuity option with persons who are not resident in the Cayman Islands. Under the terms of the policies, the purchaser (a "Contract Holder") pays a lump sum or multiple amounts to the Company. These amounts are invested in segregated accounts managed by unrelated third parties selected by the Contract Holder, subject to the approval of the Company. The Company does not provide any investment management or advisory services to any Contract Holder. The Company undertakes, upon the election by the Contract Holder of the fixed annuity option, to provide the Contract Holder with fixed periodic payments beginning at a particular time designated by the Contract Holder. The Contract Holder also has the right to make a partial or total surrender of his policy at any time and, upon surrender, to receive the funds in his segregated account.

The Company was incorporated in the Cayman Islands on June 7, 1994, and operates under the provisions of an unrestricted Class 'B' insurer's licence which enables the Company to transact insurance business, other than domestic business, from within the Cayman Islands.

2.  Significant Accounting Policies

The financial statements of the Company are prepared in conformity with accounting principles generally accepted in the United States of America and are stated in United States Dollars. The following is a summary of the significant accounting and reporting policies used in preparing the financial statements.

Investments
The Company categorizes all investments as trading. Realized gains and losses are determined on a specific identification method. Realized and unrealized gains and losses are recorded in the statement of operations and included in investment income.

Cash and Cash Equivalents
For the purposes of the statement of cash flows, the Company considers fixed deposits with an original maturity, when purchased, of three months or less to be cash equivalents. Cash and cash equivalents are recorded at face value, which approximates fair value. All cash and cash equivalents are held with a single international financial institution in the Cayman Islands.

                  The Scottish Annuity Company (Cayman) Ltd.

2.  Significant Accounting Policies (continued)

Segregated Account Assets and Liabilities
Segregated account investments are recorded at the net asset values of the underlying funds invested in plus segregated cash and cash equivalent balances, less segregated account fees payable to the Company. The funds in the segregated accounts are not part of the Company's general funds and are not available to meet the general obligations of the Company.

Segregated account liabilities are the amounts set aside to pay the deferred variable annuities. They consist of the initial premiums paid after consideration of net investment gains/losses attributable to each segregated account, less fees and withdrawals.

Segregated Account Fees
The Company charges segregated account fees quarterly in advance. Such fees are recognized into income ratably. Segregated account fees consist of Mortality, Expense and Distribution Risk Charges and Set-Up Fees based on total assets in each Contract Holder's segregated account. The Company charges an annual flat fee for contract administration to substantially all Contract Holders, however, a few of the original Contract Holders continue to be charged Maintenance and Supervisory Fees. In addition, a Contract Holder may be charged a fee upon a partial or total surrender of the policy.

Promotional Expenses
The Company expenses all promotional costs as incurred.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Disclosure About Fair Value of Financial Instruments
All financial instruments are carried at their fair value in the balance sheets.

                  The Scottish Annuity Company (Cayman) Ltd.

2.  Significant Accounting Policies (continued)

Fixed Annuity Reserve
Reserves related to the Company's undertaking to provide fixed periodic payments to annuitants represent general obligations of the Company. Such reserves will be established using the 1971 Individual Mortality Table with a guaranteed interest rate of 4% per year. As of December 31, 1998, the Company has not entered into any such fixed periodic payment contracts.

Reclassification
Certain reclassifications have been made to prior year amounts to conform with the current year presentation.

3.  Investment

The investment reflected on the balance sheets consists of an investment in Maverick Fund, Ltd. ("Maverick") and is valued at fair value which is based upon the net asset value of Maverick. The net asset value per share of Maverick is determined on a monthly basis after aggregating the value of the assets of Maverick (consisting primarily of securities), deducting therefrom its liabilities and dividing the resulting sum by the total number of outstanding shares. The assets of Maverick comprising of securities that are listed on an exchange or traded over-the-counter are valued at the last sales price on the day of valuation; however, if there are no sales on such day, the underlying security is valued at the closing bid price. Such assets not listed on an exchange or traded over-the-counter are valued by the investment manager of Maverick (the "Investment Manager"). For the years ended December 31, 1998 and 1997, investment income of the Company consists primarily of unrealized appreciation of the Company's investment in Maverick. Maverick is related to the Company by way of common directors.

4.  Share Capital

The Company is authorized to issue 1,000,000 ordinary shares of $1 par value each. Each share carries the right to one vote.

Under The Insurance Law of the Cayman Islands (1997 Revision), the Company must maintain a net capital worth requirement of $240,000.

During the year the Company declared and paid a dividend of US$2.00 per share to the shareholder of record as at June 9, 1998.

                  The Scottish Annuity Company (Cayman) Ltd.

5.  Related Party Transactions

The following is a summary of account balances and transactions with companies affiliated by way of common directors:

                                                     1998              1997
                                                -------------     -------------
Asset:
  Investment, at fair value                      $29,916,307       $24,525,921
  Other assets                                   $         -       $     6,367
Liabilities:
  Accounts payable and accrued liabilities       $    62,344       $    90,704
Income:
  Appreciation on investment                     $ 5,390,386       $ 1,351,226

During 1997, the Company received a $20,000,000 non-cash capital contribution from Scottish Holdings Ltd. which consisted of approximately 65,000 shares of Maverick.

During 1997, the Company had entered into a Legal Services Agreement with a director of the Company and paid fees under the agreement amounting to $330,000 (1997: $360,000). The agreement was terminated effective December 1, 1998.

6.  Administration Agreement

Effective October 1, 1998, the Company entered into an Insurance Administration, Services and Referral Agreement (the "Agreement") with Scottish Annuity & Life Holdings, Ltd. ("Holdings"). Holdings provides a variety of insurance administration, accounting and other services and receives compensation for these services equal to 0.50% per annum of the quarterly separate account value of each annuity contract issued by the Company subject to a minimum of $25,000 per year.

In addition, pursuant to this agreement (i) the Company will refrain from the direct or indirect offer or sale of any life insurance products and will refer only to Holdings any opportunity or inquiry that it may receive to issue and sell any life insurance products, and (ii) Holdings will refrain from the direct or indirect offer or sale of any variable annuity products and will refer only to the Company any opportunity or inquiry that it may receive to issue and sell any variable annuity products.

The agreement will continue in effect until December 31, 1999 and will thereafter be automatically renewed for successive one-year periods, unless canceled by either party prior to the commencement of a renewal term. In addition, the agreement may terminate earlier under specified circumstances (e.g. bankruptcy or uncured defaults under the agreement).

                  The Scottish Annuity Company (Cayman) Ltd.

7.  Taxation

There is presently no taxation imposed on income by the Government of the Cayman Islands. If any form of taxation were to be enacted, the Company has been granted an exemption therefrom until 2014.

8.  Commitments

Effective July 1, 1998, the Company entered into a sublease with Holdings. The term of the sublease is one year and will be extended for four additional one year periods unless it is canceled by the Company ninety days prior to the expiration of the initial term. During 1997, the Company had entered into no non-cancelable operating leases. Rent expense was approximately $9,000 in 1998 and $15,000 in 1997.

9.  Year 2000 (Unaudited)

Like other organizations, the Company could be adversely affected if the computer systems it uses and those used by its major service providers do not properly process and calculate date-related information from and after January 1, 2000. This is commonly known as the "Year 2000 Issue." The Company is taking steps that it believes are reasonably designed to address the Year 2000 Issue with respect to the computer systems it uses and to obtain satisfactory assurances that comparable steps are being taken by its major service providers. At this time, however, there can be no assurance that these steps will be sufficient to avoid any material adverse impact on the Company. For the year ended December 31, 1998, the Company incurred no significant Year 2000 related expenses and it does not expect to incur significant Year 2000 expenses in the future. The Company is in the process of establishing a contingency plan to address recovery from unavoided or unavoidable Year 2000 problems, if any.

                  The Scottish Annuity Company (Cayman) Ltd.

                            Unaudited Balance Sheet
                       (Stated in United States Dollars)


                                                            September 30,
                                                                1998
                                                           --------------

Assets
Cash and cash equivalents                                    $  1,261,937
Investment, at fair value
 (cost: $22,007,307)                                           32,682,000
Segregated account fees receivable                                583,056
Other assets                                                       95,331
Segregated account assets                                     211,095,228
                                                           --------------
Total assets                                                 $245,717,552
                                                           ==============

Liabilities and shareholder's equity
Liabilities:
Accounts payable and accrued liabilities                     $    380,919
Segregated account liabilities                                211,095,228
                                                           --------------

Total liabilities                                             211,476,147

Shareholder's equity:
Share capital                                                     250,000
Additional paid in capital                                     23,591,346
Retained earnings                                              10,400,059
                                                           --------------
Total shareholder's equity                                     34,241,405
                                                           --------------
Total liabilities and shareholder's equity                   $245,717,552
                                                           ==============

                  The Scottish Annuity Company (Cayman) Ltd.

                      Unaudited Statements of Operations
                       (Stated in United States Dollars)

                                        Nine Months ended September 30,
                                            1999              1998
                                        --------------  ---------------

Income
 Segregated account fees                  $1,150,195        $  954,317
 Investment income                         2,765,693         3,423,335
 Other income                                 29,758            41,602
                                        --------------  --------------
                                           3,945,646         4,419,254

Expenses
 Professional fees                            18,968           297,729
 Administration fee                          728,659                 -
 Salaries and benefits                             -           102,451
 Travel and promotion expenses                66,831           181,146
 Other operating expenses                     43,340           138,015
                                        --------------  --------------
                                             857,798           719,341
                                        --------------  --------------
Net Income                                $3,087,848        $3,699,913
                                        ==============  ==============


                  The Scottish Annuity Company (Cayman) Ltd.

                      Unaudited Statements of Cash Flows
                       (Stated in United States Dollars)


                                                                Nine Months ended September 30,
                                                                 1999                     1998
                                                           ----------------        ----------------
Operating activities
Net income                                                    $ 3,087,848             $ 3,699,913
Adjustments to reconcile net income to net cash
 provided by operating activities
  Movements in assets and liabilities:
   Appreciation on investment                                  (2,765,693)             (3,411,152)
   Segregated account fees receivable                             130,868                 114,111
   Other assets                                                   214,183                (126,170)
   Accounts payable and accrued liabilities                       280,967                 (82,195)
                                                           ----------------        ----------------
Net cash provided by operating activities                         948,168                 194,507
                                                           ----------------        ----------------

Financing activities
Distribution to shareholders                                     (325,000)               (500,000)
                                                           ----------------        ----------------
Net cash used in financing activities                            (325,000)               (500,000)
                                                           ----------------        ----------------

Net increase (decrease) in cash and cash equivalents              623,173                (305,493)
Cash and cash equivalents at the beginning of the
 period                                                           638,764               1,431,886
                                                           ----------------        ----------------
Cash and cash equivalents at the end of the year              $ 1,261,937             $ 1,126,393
                                                           ================        ================

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statements are based on the historical consolidated statements of Scottish Holdings and Scottish Annuity combined and adjusted to give effect to the acquisition. Certain reclassifications have been made to the historical financial statements to conform with this pro forma presentation. These statements should be read in conjunction with the historical financial statements and notes thereto.

The unaudited pro forma combined condensed statements of operations for the period from May 12, 1998 (Date of Incorporation) to December 31, 1998 and for the nine months ended September 30, 1999 present the results for Scottish Holdings and Scottish Annuity as if the acquisition occurred at the beginning of each period presented. The accompanying unaudited pro forma combined condensed balance sheet as of September 30, 1999 gives effect to the acquisition as of that date.

The pro forma adjustments are based upon preliminary estimates, information currently available and certain assumptions that management believes are reasonable under the circumstances. Scottish Holdings's actual consolidated financial statements will reflect the effects of the acquisition on and after the effective time rather than the dates indicated above. The unaudited pro forma combined condensed financial statements neither purport to represent what the combined results of operations or financial condition actually would have been had the acquisition in fact occurred on the assumed dates, nor to project the combined results of operations and financial position for any future period.

The acquisition will be accounted for by the purchase method and, therefore, assets and liabilities of Scottish Annuity will be recorded at their fair values. The excess of the purchase cost over the fair value of net assets acquired at the effective time of the acquisition will be recorded as goodwill. Allocations contained in the pro forma statements are based on analysis which may differ, perhaps significantly, from final allocations.

                    Scottish Annuity & Life Holdings, Ltd.
             Unaudited Pro Forma Combined Condensed Balance Sheet
                              September 30, 1999


                                                    Scottish                            Scottish                          Pro Forma
                                    Scottish        Annuity                             Annuity                            Scottish
                                    Holdings       Historical     Adjustments           Adjusted      Adjustments          Holdings
                               -----------------------------------------------------------------------------------------------------
                                      (a)             (b)             (c)                 (d)             (e)        (f)=(a)+(d)+(e)
ASSETS
Fixed maturity investments      $441,646,362   $          -  $                  $          -   $(12,059,405)  (2)       $429,586,957
Investments, at fair value                 -     32,682,000   (32,682,000) (1)             -                                       -
Cash and cash equivalents         60,102,596      1,261,937                        1,261,937                              61,364,533
Receivables:                                                                                                                       -
 Reinsurance premiums             13,690,867              -                                -                              13,690,867
 Insurance administration fees       240,940        583,056                          583,056                                 823,996
 Accrued interest                  3,662,376              -                                -                               3,662,376
Deferred acquisition costs         2,162,459              -                                -                               2,162,459
Segregated assets                    458,634    211,095,228                      211,095,228                             211,553,862
Other assets                          82,272         95,331                           95,331     10,500,000   (3)         10,677,603
Goodwill                                   -              -                                -        200,000   (4)            200,000
Net fixed assets and leasehold
 improvements                        821,311              -                                -                                 821,311
                               -----------------------------------------------------------------------------------------------------
Total assets                    $522,867,817   $245,717,552  $(32,682,000)      $213,035,552   $ (1,359,405)            $734,543,964
                               =====================================================================================================

LIABILITIES
Reserves for future policy
 benefits                       $283,215,197   $          -  $          -       $          -   $          -             $283,215,197
Segregated liabilities               458,634    211,095,228                      211,095,228                             211,553,862
Accounts payable and accrued
 expenses                          6,963,962        380,919                          380,919        200,000   (5)          7,544,881
                               -----------------------------------------------------------------------------------------------------
Total liabilities                290,637,793    211,476,147                      211,476,147        200,000              502,313,940

SHAREHOLDERS' EQUITY
Capital stock                              -        250,000                          250,000       (250,000)  (6)                  -
Share capital, par value $0.01
 per share:                          170,886              -                                -                                 170,886
Additional paid in capital       237,617,984     23,591,346   (23,591,346) (1)             -                             237,617,984
Unrealized depreciation on
 investments                     (10,210,558)             -                                -                            (10,210,558)
Retained earnings                  4,651,712     10,400,059    (9,090,654) (1)     1,309,405     (1,309,405)  (7)          4,651,712
                               -----------------------------------------------------------------------------------------------------
Total shareholders' equity       232,230,024     34,241,405  $(32,682,000)         1,559,405     (1,559,405)             232,230,024
                               -----------------------------------------------------------------------------------------------------
Total liabilities and
 shareholders' equity           $522,867,817   $245,717,552  $(32,682,000)      $213,035,552   $ (1,359,405)            $734,543,964
                               =====================================================================================================


See accompanying notes.

                    Scottish Annuity & Life Holdings, Ltd.
        Unaudited Pro Forma Combined Condensed Statement of Operations Period from May 12, 1998 (Date of Incorporation) to December 31, 1998


                                                           Scottish                        Scottish                     Pro Forma
                                              Scottish      Annuity                         Annuity                      Scottish
                                              Holdings    Historical   Adjustments         Adjusted   Adjustments        Holdings
                                           ----------------------------------------------------------------------------------------
                                                 (a)          (b)         (c)                 (d)         (e)       (f)=(a)+(d)+(e)
REVENUES
Segregated account fees                      $        -   $  826,715   $         -        $826,715   $       -           $  826,715
Investment income, net                        1,142,501    3,458,238    (3,458,238)  (8)         -     (52,993)  (9)      1,089,508
Realized losses on securities, net              (14,236)           -                             -                          (14,236)
Other                                                 -       31,868                        31,868                           31,868
Insurance administration and variable life
 fees                                           209,886            -                             -    (209,886) (10)              -
                                           ----------------------------------------------------------------------------------------
Total revenues                                1,338,151    4,316,821    (3,458,238)        858,583    (262,879)           1,933,855
                                           ----------------------------------------------------------------------------------------

EXPENSES
Acquisition costs and other insurance
 expenses                                             -            -             -               -     108,933  (11)        108,933
Operating expenses                              901,830      717,816      (209,886) (10)   507,930                        1,409,760
                                           ----------------------------------------------------------------------------------------
Total expenses                                  901,830      717,816      (209,886)        507,930     108,933            1,518,693
                                           ----------------------------------------------------------------------------------------
Net income                                   $  436,321   $3,599,005   $(3,248,352)       $350,653   $(371,812)          $  415,162
                                           ========================================================================================
Net operating earnings                       $  450,557   $3,599,005   $(3,248,352)       $350,653   $(371,812)          $  429,398
                                           =========================================================================================

BASIC and DILUTED EARNINGS PER SHARE
Net income                                   $     0.12                                                                  $     0.12
                                           ============                                                                ============
Net operating earnings                       $     0.13                                                                  $     0.12
                                           ============                                                                ============
                                                                                                                       ------------
Weighted average shares outstanding           3,586,788                                                                   3,586,788
                                           ============                                                                ============



See accompanying notes.

                    Scottish Annuity & Life Holdings, Ltd.
        Unaudited Pro Forma Combined Condensed Statement of Operations
                     Nine Months ended September 30, 1999


                                                          Scottish                         Scottish                     Pro Forma
                                            Scottish      Annuity                           Annuity                      Scottish
                                            Holdings     Historical   Adjustments          Adjusted     Adjustments      Holdings
                                            ----------------------------------------------------------------------------------------
                                                (a)          (b)         (c)                 (d)            (e)      (f)=(a)+(d)+(e)
REVENUES
Segregated account fees                     $         -   $1,150,195  $         -       $1,150,195  $         -        $ 1,150,195
Investment income, net                       14,591,701    2,765,693   (2,765,693) (8)           -     (525,906) (9)    14,065,795
Realized losses on securities, net           (2,497,268)           -                             -                     (2,497,268)
Other                                                 -       29,759                        29,759                         29,759
Insurance administration and variable life
 fees                                           744,279            -                             -     (744,279) (10)           -
                                            ----------------------------------------------------------------------------------------
Total revenues                               12,838,712    3,945,647   (2,765,693)       1,179,954   (1,270,185)       12,748,481
                                            ----------------------------------------------------------------------------------------

EXPENSES
Claims and other policy benefits              2,980,330            -                             -                      2,980,330
Acquisition costs and other insuranc
 expenses                                     2,002,899            -                             -      130,720  (11)   2,133,619
Operating expenses                            1,782,448      857,798     (744,279) (10)    113,519                      1,895,967
                                            ----------------------------------------------------------------------------------------
Total expenses                                6,765,677      857,798     (744,279)         113,519      130,720         7,009,916
                                            ----------------------------------------------------------------------------------------
Net income                                  $ 6,073,035   $3,087,849  $(2,021,414)      $1,066,435   (1,400,905)      $ 5,738,565
                                            ========================================================================================
Net operating earnings                      $ 8,570,303   $3,087,849   (2,021,414)       1,066,435  $(1,400,905)      $ 8,235,833
                                            ========================================================================================


BASIC and DILUTED EARNINGS PER SHARE
Net income                                  $      0.33                                                               $       0.31
                                            =============                                                            ===============
Net operating earnings                      $      0.46                                                               $       0.45
                                            =============                                                            ===============

Weighted average shares outstanding          18,487,447                                                                 18,487,447
                                            =============                                                            ===============


See accompanying notes

                    Scottish Annuity & Life Holdings, Ltd.

Notes to the Unaudited Pro Forma Combined Condensed Financial Statements


(1) Represents the disposition of $32,682,000 of investments prior to the acquisition and the payment of the proceeds as a dividend to SHL.

(2) Represents the proforma purchase price based on the fair value of the in-force annuity business of $10,500,000 plus the net current assets purchased at their book value as of September 30, 1999 of $1,559,405.

(3) Represents the present value of estimated net future cash flows of Scottish Annuity's variable annuity business.

(4) Represents the excess of the purchase price (including acquisition costs) over the fair value of net assets acquired.

(5)  Represents the estimated accrued acquistion costs.

(6)  Represents the elimination of Scottish Annuity's capital stock.

(7)  Represents the elimination of Scottish Annuity's retained earnings.

(8) Represents foregone investment income due to the disposition of portfolio investments prior to the acquisition and the payment of the proceeds as a dividend to SHL.

(9) Represents foregone investment income on the assets used in the purchase of Scottish Annuity.

(10) Represents the elimination of administration fees paid by Scottish Annuity to Scottish Holdings.

(11) Represents the amortization of the fair value of the in-force business purchased and acquisition costs.